Exhibit 99.2


                 Schedule to Form of Change in Control Agreement
        Filed Pursuant to Instruction 2 to Item 601(a) of Regulation S-K


                                                    SEVERANCE PAYMENT
       EXECUTIVE                 POSITION              TIME PERIOD        DATE

   David K. Barber             Senior Vice               2 years        9/23/98
                       President--Project Management

   Robin L. Barber      Vice President and Senior        2 years        11/20/98
                                 Counsel

  Douglas L. Brewer            Senior Vice               2 years        9/23/98
                          President--Mergers and
                               Acquisitions

  Russell A. DiGilio           Senior Vice               2 years        9/23/98
                         President--Outlook Pointe
                                 Division

  Alfred I. Lovitz*      Vice President--Missouri        1 year         6/24/98
                                 Division

    Mark S. Moore              Senior Vice               2 years        9/23/98
                           President--Financial
                                Operations

* Mr. Lovitz' change in control agreement also provides for his employment; the other Executives were already employed at the time they entered into their respective agreements. In addition, Mr. Lovitz is not subject to the geographic reassignment provision described in Section 2(G).